Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

FIRST QUARTER 2016 FINANCIAL RESULTS

Company Increases CY 2016 Revenues and EPS Outlook

Company’s Network is More Than Half a Billion Monthly Active UsersA

Record Q1 Non-GAAP Revenues and EPS, Growing 29% and 44% Respectively Year-over-Year

Record Quarterly Digital Revenues

Santa Monica, CA – May 5, 2016 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the first quarter of 2016.

	First Quarter
(in millions, except EPS)	2016	Prior Outlook*	2015
GAAP
Net Revenues	$1,455	$1,260	$1,278
EPS	$0.45	$0.21	$0.53
Non-GAAP
Net Revenues	$908	$800	$703
EPS	$0.23	$0.11	$0.16

*Prior outlook was provided by the company on February 11, 2016 in its earnings release.

For the quarter ended March 31, 2016, Activision Blizzard’s GAAP net revenues were a Q1 record $1.46 billion, as compared with $1.28 billion for the first quarter of 2015. On a non-GAAP basis, the company’s net revenues were a Q1 record $908 million, as compared with $703 million for the first quarter of 2015.  For the first quarter, GAAP net revenues from digital channels were an all-time quarterly record of $926 million, up 59% year-over-year, and represented a Q1 record 64% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels were an all-time quarterly record of $797 million, up 48% year-over-year, and represented an all-time quarterly record of 88% of the company’s total revenues.

For the quarter ended March 31, 2016, Activision Blizzard’s GAAP earnings per diluted share were $0.45, as compared with $0.53 for the first quarter of 2015, down year-over-year primarily due to purchase price accounting related to the acquisition of King Digital Entertainment.  On a non-GAAP basis, the company’s earnings per diluted share were a Q1 record $0.23, as compared with $0.16 for the first quarter of 2015.

Activision Blizzard Announces Q1 2016 Financial Results

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “This quarter we over-performed our non-GAAP February guidance by $108 million in revenue and $0.12 in earnings per share. We have a strong core business and more opportunities ahead of us than ever before, and talent continues to be our greatest asset.”

Kotick added, “We are grateful to be honored again by FORTUNE as one of the ‘100 Best Companies to Work For®,’ moving up 19 spots in the ranking from last year.”

Kotick continued, “Our long-term growth prospects have never been more exciting and we are fortunate to have the most able, capable people to pursue them.”

Selected Business Highlights:

Expanding Audience Reach

•                 On February 23, 2016, Activision Blizzard completed the acquisition of King. The company now has 544 million MAUsA.

•                 Activision had the biggest Q1 online player community in its history, with MAUsA of 55 million, up 10% year-over-year. Activision continues to have four of the top 10 games on next-generation consoles life-to-date, including Call of Duty®: Black Ops III at No. 1.1 Call of Duty MAUsA were up quarter-over-quarter and year-over-year, setting another all-time record for the franchise.

•                Blizzard had the biggest Q1 online player community in its history, with MAUsA of 26 million, up 23% year-over-year, reflecting strong engagement with the broader portfolio. Hearthstone®: Heroes of Warcraft™ surpassed the 50 million registered player milestone.

•                 King’s 463 million MAUsA were up 3% quarter-over-quarter. King had three of the top-15-grossing titles in the U.S. mobile app stores for the 9th quarter in a row.2

Deepening Engagement

•                 Activision Blizzard, including King, had about 42 billion hours of played and watched time spent over the past twelve months. This is in-line with or above video viewing on some of the largest entertainment networks in the world, including Netflix, Facebook and the major professional US sports leagues on national TV combined (including the NFL, NBA, MLB, NHL, and MLS).

Player Investment

•                 Activision Blizzard non-GAAP revenues from in-game content increased 20% year-over-year on the base Activision and Blizzard businesses, and increased 80% with the inclusion of King’s stub quarter results.

Activision Blizzard Announces Q1 2016 Financial Results

•                 Activision’s first quarter non-GAAP revenues and operating income grew substantially year-over-year, with non-GAAP digital revenues achieving a Q1 record. Call of Duty is setting new records for in-game content sales. The franchise more than doubled the number of players who chose to purchase in-game content while maintaining average revenue per paying user.

•                 Blizzard’s Hearthstone: Heroes of Warcraft delivered 20% non-GAAP revenue growth, compared to the prior-year quarter.

•                 King’s metrics improved quarter-over-quarter, in terms of the number of monthly unique payers, gross bookings per paying player, as well as overall gross bookings when these metrics are measured on the same basis as in 2015. The Candy Crush™ franchise returned to growth as well, driven by the Q1 launch of Candy Crush Jelly Saga™ and continued strong performance of the first two Candy Crush games.

Company Outlook:

•                 From March 30-April 3, 2016, Activision Blizzard Media Networks broadcasted Major League Gaming’s Major Championship for Valve’s Counter-Strike: Global Offensive, which set new viewership records for the game.

•                 On April 4, 2016, Activision concluded the Stage 1 Pro Division Finals of The Call of Duty World League. The 2016 Call of Duty Championships will take place this fall, where teams will compete for a $3 million prize pool.

•                 From April 9-10, 2016, Blizzard’s Heroes of the Dorm™ collegiate tournament, featuring online team brawler Heroes of the Storm®, was live telecast on ESPN networks during prime time. The audience for the telecast grew 17% versus the 2015 championship.

•                 On April 12, 2016, Activision and its partners at Bungie launched an update for Destiny, adding content and gameplay improvements which drove engagement increases. Destiny now has nearly 30 million registered players. Later this year, Activision and Bungie plan to release a large new expansion for the Destiny universe.

•                 On April 19, 2016, Activision released the second of four map packs for Call of Duty: Black Ops III, delivering four new, epic multiplayer maps in addition to an all-new Zombies experience, available first on PlayStation 4.

•                 On April 26, 2016, Blizzard released the third expansion for Hearthstone: Heroes of Warcraft, Whispers of the Old Gods™, which has 134 new collectible cards. Following the launch of the expansion, the game reached a record number of daily active users and hours per daily active user.

Activision Blizzard Announces Q1 2016 Financial Results

•                 On May 2, 2016, Activision revealed the highly-anticipated Call of Duty: Infinite Warfare, set in space and releasing on November 4. This is the first release on a 3-year development cycle from award-winning studio, Infinity Ward. The Legacy and Digital Deluxe Editions come with a next-generation remastered copy of Call of Duty: Modern Warfare®, one of the most beloved games for the franchise.

•                 On May 24, 2016, Blizzard’s team-based shooter, Overwatch™, will be coming to PlayStation 4, Xbox One, and PC. Early access to the open beta on all platforms began on May 3rd; the open beta test will run through May 9th and already has millions of people playing.

•                On August 30, 2016, Blizzard is expected to launch its highly anticipated World of Warcraft® expansion, Legion™, following the Q2 release of the Warcraft film, produced by Legendary Pictures, in theaters worldwide. World of Warcraft remains the No. 1 subscription-based MMORPG in the world.

•                 Blizzard Entertainment announced that its tenth BlizzCon® will be returning to the Anaheim Convention Center on Friday, November 4, and Saturday, November 5. Thousands of tickets again sold out in a matter of minutes.

•                Activision expects a new Skylanders® game to launch in 2016 along with Skylanders Academy, a new TV series celebrating the beloved kids franchise.

•                 Based on its first quarter results, Activision Blizzard is raising its full-year net revenues and earnings per share outlook. The company’s second-quarter and full-year net revenues and earnings per share outlook are as follows:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook

CY 2016
Net Revenues	$6,130	$6,275
EPS	$0.69	$1.78
Fully Diluted Shares*	765	765

Q2 2016
Net Revenues	$1,425	$1,375
EPS	$0.10	$0.38
Fully Diluted Shares*	755	755

* Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

Currency Assumptions for 2016 Outlook:

•                 $1.12 USD/Euro for current outlook (vs. average of $1.11 for 2015 and $1.33 for 2014)

Activision Blizzard Announces Q1 2016 Financial Results

•                 $1.45 USD/British Pound Sterling for current outlook (vs. average of $1.53 for 2015 and $1.65 for 2014)

Debt Repayment and Cash Dividend

On February 2, 2016, the Board of Directors authorized repayments of up to $1.5 billion of our outstanding debt during 2016.  As of March 31, 2016, we have made prepayments to reduce our total outstanding term loans by $500 million. Furthermore, the company declared a cash dividend of $0.26 per common share to be paid on May 11th to shareholders of record at the close of business on March 30, 2016.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2016 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-631-5930 in the U.S. with passcode 3541786.

About Activision Blizzard

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. We delight over 500 million monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny and Skylanders®, Blizzard Entertainment’s World of Warcraft®, StarCraft®, Diablo® and Hearthstone®: Heroes of Warcraft™, and King’s Candy Crush™, Pet Rescue™ and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®”. Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 Based on data from the NPD Group and GfK Chart-Track

2 U.S. ranking for Apple App Store and Google Play Store, per App Annie Intelligence for first quarter 2015

A Monthly Active User (“MAU”) Definition:  We monitor MAUs as a key measure of the overall size of our user base and their regular engagement with our portfolio of games. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing by the number of months in the period.  An individual who plays two of our games would be counted as two users.  For Activision Publishing and King MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users due to technical limitations.  For Blizzard MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as one user.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard Announces Q1 2016 Financial Results

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the Company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the King acquisition, inclusive of related debt financings; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which is generally less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  The statements contained in this press release that are not historical facts are forward-looking statements, including, but not limited to, statements about (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to product releases; (3) statements of future financial or operating performance; (4) statements relating to the acquisition of King and expected impact of that transaction, including without limitation, the expected impact on Activision Blizzard, Inc.’s future financial results; and (5) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,”

Activision Blizzard Announces Q1 2016 Financial Results

“should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The Company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward looking statements. Such factors include, but are not limited to: uncertainties as to whether and when Activision Blizzard will be able to realize the anticipated financial results from the acquisition of King; the integration of King being more difficult, time-consuming or costly than expected; the diversion of management time and attention to issues relating to the operations and integration of King; sales levels of Activision Blizzard’s titles; increasing concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among hardware platforms; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; adoption rate and availability of new hardware (including peripherals) and related software; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles;  changing business models, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from used games and other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q.

The forward-looking statements in this press release are based on information available to the Company and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Amrita Ahuja	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2075	(424) 322-5166
Amrita.Ahuja@Activision.com	Mary.Osako@Activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in millions, except per share data)	1

	Three Months Ended March 31,
	2016	2015

Net revenues
Product sales	$645	$784
Subscription, licensing and other revenues[1]	810	494
Net revenues	1,455	1,278

Costs and expenses
Cost of sales - product costs	247	209
Cost of sales - online	64	53
Cost of sales - software royalties and amortization	144	148
Cost of sales - intellectual property licenses	36	3
Product development	175	145
Sales and marketing	168	92
General and administrative	160	86
Total costs and expenses	994	736

Operating income	461	542

Interest and other expense (income), net	52	50

Income before income tax expense	409	492

Income tax expense	73	98

Net income	$336	$394

Basic earnings per common share [2]	$0.45	$0.54
Weighted average common shares outstanding	735	723

Diluted earnings per common share [2]	$0.45	$0.53
Weighted average common shares outstanding assuming dilution	746	731

1                   Subscription, licensing and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, micro-transactions, and other miscellaneous revenues.

2                   The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 4 million and 10 million for the three months ended March 31, 2016 and 2015, respectively.  For the three months ended March 31, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $333 million, as compared to total net income of $336 million, for the same period. For the three months ended March 31, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $387 million, as compared to total net income of $394 million, for the same period.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Amounts in millions)	2

	March 31, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$2,872	$1,823
Accounts receivable, net	383	679
Inventories, net	103	128
Software development	296	336
Other current assets	354	421
Total current assets	4,008	3,387
Cash in escrow	—	3,561
Software development	114	80
Property and equipment, net	246	189
Deferred income taxes, net	362	275
Other assets	316	177
Intangible assets, net	2,484	482
Goodwill	9,772	7,095
Total assets	$17,302	$15,246

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$150	$284
Deferred revenues	1,207	1,702
Accrued expenses and other liabilities	901	625
Current portion of long-term debt	64	—
Total current liabilities	2,322	2,611
Long-term debt, net	5,777	4,074
Deferred income taxes, net	57	10
Other liabilities	798	483
Total liabilities	8,954	7,178

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,343	10,242
Treasury stock	(5,591)	(5,637)
Retained earnings	4,239	4,096
Accumulated other comprehensive loss	(643)	(633)
Total shareholders’ equity	8,348	8,068
Total liabilities and shareholders’ equity	$17,302	$15,246

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)	3

Three Months Ended March 31, 2016	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,455	$247	$64	$144	$36	$175	$168	$160	$994
Less: Net effect from deferral of net revenues and related cost of sales[1]	(547)	(88)	—	(88)	(2)	—	—	—	(178)
Less: Stock-based compensation[2]	—	—	—	(8)	—	(10)	(3)	(23)	(44)
Less: Amortization of intangible assets[3]	—	(1)	—	(16)	(31)	—	(33)	(1)	(82)
Less: Fees and other expenses related to acquisitions[4]	—	—	—	—	—	—	—	(34)	(34)
Non-GAAP Measurement	$908	$158	$64	$32	$3	$165	$132	$102	$656

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$461	$336	$0.45	$0.45
Less: Net effect from deferral of net revenues and related cost of sales[1]	(369)	(268)	(0.36)	(0.36)
Less: Stock-based compensation[2]	44	31	0.04	0.04
Less: Amortization of intangible assets[3]	82	65	0.09	0.09
Less: Fees and other expenses related to acquisitions[4]	34	9	0.01	0.01
Non-GAAP Measurement	$252	$173	$0.23	$0.23

Three Months Ended March 31, 2015	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,278	$209	$53	$148	$3	$145	$92	$86	$736
Less: Net effect from deferral of net revenues and related cost of sales[1]	(575)	(113)	—	(100)	—	—	—	—	(213)
Less: Stock-based compensation[2]	—	—	—	(4)	—	(7)	(2)	(10)	(23)
Less: Amortization of intangible assets[3]	—	—	—	—	(1)	—	—	—	(1)
Non-GAAP Measurement	$703	$96	$53	$44	$2	$138	$90	$76	$499

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$542	$394	$0.54	$0.53
Less: Net effect from deferral of net revenues and related cost of sales[1]	(362)	(295)	(0.40)	(0.40)
Less: Stock-based compensation[2]	23	16	0.02	0.02
Less: Amortization of intangible assets[3]	1	1	—	—
Non-GAAP Measurement	$204	$116	$0.16	$0.16

[1]	Reflects the net change in deferred revenues and related cost of sales.
[2]	Includes expenses related to stock-based compensation.
[3]	Reflects amortization of intangible assets from purchase price accounting.
[4]	Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings.

The per share adjustments and the GAAP and non-GAAP earnings per share information are presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three months ended March 31, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP earnings per common share, assuming dilution, was $171 million, as compared to total net income of $173 million, for the same period. For the three months ended March 31, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP earnings per common share, assuming dilution, was $113 million, as compared to total net income of $116 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 735 million, participating securities of approximately 4 million, and dilutive shares of 11 million during the three months ended March 31, 2016.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 723 million, participating securities of approximately 10 million, and dilutive shares of 8 million during the three months ended March 31, 2015.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	4

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2016 and 2015

(Amounts in millions)

	Three Months Ended
	March 31, 2016		March 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Digital online channels[2]	$926	64%	$581	45%	$345	59%
Retail channels	482	33	649	51	(167)	(26)
Other[3]	47	3	48	4	(1)	(2)
Total consolidated GAAP net revenues	1,455	100	1,278	100	177	14

Change in Deferred Revenues[4]
Digital online channels[2]	(129)		(43)
Retail channels	(418)		(532)
Total changes in deferred revenues	(547)		(575)

Non-GAAP Net Revenues by Distribution Channel
Digital online channels[2]	797	88	538	76	259	48
Retail channels	64	7	117	17	(53)	(45)
Other[3]	47	5	48	7	(1)	(2)
Total non-GAAP net revenues[5]	$908	100%	$703	100%	$205	29%

1	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
2

Net revenues from digital online channels represent revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, micro-transactions, and products.

3	Net revenues from Other include revenues from our media networks, studios, and distribution businesses.
4	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.
5	Total non-GAAP net revenues presented also represent our total segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	5

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2016 and 2015

(Amounts in millions)

	Three Months Ended
	March 31, 2016		March 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Platform
Console	$765	53%	$758	59%	$7	1%
PC2	400	27	386	30	14	4
Mobile and ancillary[3]	243	17	86	7	157	NM
Other[4]	47	3	48	4	(1)	(2)
Total consolidated GAAP net revenues	1,455	100	1,278	100	177	14

Change in Deferred Revenues[5]
Console	(437)		(526)
PC2	(99)		(50)
Mobile and ancillary[3]	(11)		1
Total changes in deferred revenues	(547)		(575)

Non-GAAP Net Revenues by Platform
Console	328	36	232	33	96	41
PC2	301	33	336	48	(35)	(10)
Mobile and ancillary[3]	232	26	87	12	145	NM
Other[4]	47	5	48	7	(1)	(2)
Total consolidated non-GAAP net revenues[6]	$908	100%	$703	100%	$205	29%

1	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
2	Net revenues from PC include revenues that were historically shown as “Online.”
3

Net revenues from mobile and ancillary include revenues from handheld, mobile and tablet devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

4	Net revenues from Other include revenues from our media networks, studios, and distribution businesses.
5	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
6	Total non-GAAP net revenues presented also represents our total segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	6

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2016 and 2015

(Amounts in millions)

	Three Months Ended
	March 31, 2016		March 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
Americas	$753	52%	$704	55%	$49	7%
Europe	521	36	464	36	57	12
Asia Pacific	181	12	110	9	71	65
Total consolidated GAAP net revenues	1,455	100	1,278	100	177	14

Change in Deferred Revenues[2]
Americas	(293)		(350)
Europe	(194)		(196)
Asia Pacific	(60)		(29)
Total changes in net revenues	(547)		(575)

Non-GAAP Net Revenues by Geographic Region
Americas	460	51	354	50	106	30
Europe	327	36	268	38	59	22
Asia Pacific	121	13	81	12	40	49
Total non-GAAP net revenues[3]	$908	100%	$703	100%	$205	29%

1	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
2	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
3	Total non-GAAP net revenues presented also represents our total segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	7

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2016 and 2015

(Amounts in millions)

	Three Months Ended
	March 31, 2016		March 31, 2015		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$360	40%	$303	43%	$57	19%
Blizzard[3]	294	32	352	50	(58)	(16)
King[4]	207	23	—	—	207	NM
Other[5]	47	5	48	7	(1)	(2)
Segments total	908	100%	703	100%	205	29
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	547		575
Consolidated net revenues	$1,455		$1,278		177	14%

Segment income (loss) from operations:
Activision[2]	$99		$66		$33	50%
Blizzard[3]	86		139		(53)	(38)
King[4]	67		—		67	NM
Other[5]	—		(1)		1	(100)
Segments total	252		204		48	24
Reconciliation to consolidated operating income and consolidated income before income tax expense
Net effect from deferral of net revenues and related cost of sales	369		362
Stock-based compensation expense	(44)		(23)
Amortization of intangible assets	(82)		(1)
Fees and other expenses related to acquisitions[6]	(34)		—
Consolidated operating income	461		542		(81)	(15)
Interest and other expense (income), net	52		50
Consolidated income before income tax expense	$409		$492		(83)	(17)%
Operating margin from total operating segments	27.8%		29.0%

1                     The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

3                     Blizzard Entertainment, Inc. (“Blizzard”) — publishes PC games and online subscription-based games in the MMORPG category.

4                     King Digital Entertainment plc (“King”) — publishes interactive mobile entertainment products.

5                     Other includes other income and expenses from operating segments managed outside the reportable segments, including our media networks, studios, and distribution businesses. Other also includes unallocated corporate income and expenses.

6                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	8

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended March 31, 2016

(Amounts in millions)

					Trailing Twelve Months Ended

	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	March 31, 2016

GAAP Net Income	$212	$127	$159	$336	$834
Interest Expense, net	50	51	50	52	203
Provision for income taxes	70	18	42	73	203
Depreciation and amortization	21	25	30	107	183
EBITDA	353	221	281	568	1,423

Deferral of net revenues and related cost of sales[1]	(181)	26	554	(369)	30
Stock-based compensation expense[2]	21	28	22	44	115
Fees and other expenses related to acquisitions[3]	—	—	5	34	39
Adjusted EBITDA	$193	$275	$862	$277	$1,607

1                    Reflects the net change in deferred revenues and related cost of sales.

2                    Includes expenses related to stock-based compensation.

3                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	9

Outlook for the Three Months Ending June 30, 2016 and Year Ending December 31, 2016

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	June 30, 2016	December 31, 2016

Net Revenues (GAAP)	$1,425	$6,130
Excluding the impact of:
Change in deferred revenues[1]	(50)	145
Net Revenues (Non-GAAP)	$1,375	$6,275

Operating Income (GAAP)	$160	$932
Excluding the impact of:
Deferral of net revenues and related cost of sales[2]	11	150
Stock-based compensation[3]	51	187
Amortization of intangible assets[4]	201	705
Fees and other expenses related to acquisitions[5]	6	52
Operating Income (Non-GAAP)	$429	$2,026

Earnings Per Diluted Share (GAAP)	$0.10	$0.69
Excluding the impact of:
Deferral of net revenues and related cost of sales[2]	0.02	0.14
Stock-based compensation[3]	0.04	0.16
Amortization of intangible assets[4]	0.21	0.72
Fees and other expenses related to acquisitions[5]	0.01	0.07
Earnings Per Diluted Share (Non-GAAP)	$0.38	$1.78

1                    Reflects the net change in deferred revenues.

2                    Reflects the net change in deferred revenues and related cost of sales.

3                    Reflects expenses related to stock-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings.

The per share adjustments and the GAAP and non-GAAP earnings per share information are presented as calculated. Therefore the sum of these measures, as presented, may differ due to the impact of rounding.